Exhibit 10.1

AMYLIN PHARMACEUTICALS, INC.

2009 EQUITY INCENTIVE PLAN

1.                                      GENERAL.

(a)                                  The Plan is intended as the successor to and continuation of the Amylin Pharmaceuticals, Inc. 2001 Equity Incentive Plan (the “Prior Plan”).  Following the Effective Date, no additional stock awards shall be granted under the Prior Plan.  Any shares remaining available for issuance pursuant to the exercise of options or settlement of stock awards under the Prior Plan as of the Effective Date (the “Prior Plan’s Available Reserve”) shall become available for issuance pursuant to Stock Awards granted hereunder.  From and after the Effective Date, all outstanding stock awards granted under the Prior Plan and the 1991 Stock Option Plan shall remain subject to the terms of the Prior Plan and the 1991 Stock Option Plan respectively; provided, however, any shares subject to outstanding stock options granted under the Prior Plan or 1991 Stock Option Plan that expire, terminate or otherwise cancel for any reason prior to exercise (the “Returning Shares”) shall become available for issuance pursuant to Awards granted hereunder.  All Awards granted on or after the Effective Date of this Plan shall be subject to the terms of this Plan.

(b)                                  Eligible Stock Award Recipients.  The persons eligible to receive Stock Awards are the Employees, Directors and Consultants of the Company and its Affiliates.

(c)                                  Available Stock Awards.  The purpose of the Plan is to provide a means by which eligible recipients of Stock Awards may be given an opportunity to benefit from increases in value of the Common Stock through the granting of the following Stock Awards:  (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, and (iii) restricted stock awards.

(d)                                  General Purpose.  The Company, by means of the Plan, seeks to retain the services of the group of persons eligible to receive Stock Awards, to secure and retain the services of new members of this group and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

(e)                                  Relationship with the Company’s 2003 Non-Employee Directors’ Stock Option Plan.  All Non-Employee Director Options granted after the Effective Date shall be deemed to have been issued under and pursuant to the terms of the Plan and subject to all the terms and conditions of the Plan except to the extent otherwise provided for in the Non-Employee Directors’ Plan.  In the event that any of the terms or conditions of the Plan are inconsistent with or in conflict with any of the terms or conditions of the Non-Employee Directors’ Plan or the Non-Employee Director Options, the terms and conditions of the Non-Employee Directors’ Plan or the Non-Employee Director Options shall control.

2.                                      DEFINITIONS.

(a)                                  “Affiliate” means any parent corporation or subsidiary corporation of the Company, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

(b)                                  “Annual Meeting” means the annual meeting of the stockholders of the Company.

(c)                                  “Board” means the Board of Directors of the Company.

(d)                                  “Cause” means with respect to a Participant that, in the reasonable determination of the Company, such Participant has (i) been convicted of or pleaded guilty or nolo contendere to a felony or any crime involving moral turpitude or dishonesty; (ii) participated in a fraud or act of dishonesty against the Company; (iii) willfully and materially breached a Company policy; (iv) intentionally damaged the Company’s property; (v) willfully and materially breached such Participant’s Proprietary Information and Inventions Agreement with the Company; (vi) engaged in conduct that, in the reasonable determination of the Company, demonstrates gross unfitness to serve; or (vii) repeatedly failed to satisfactorily perform job duties to which Participant previously agreed in writing.  The conduct described under clauses (iii), (vi) and (vii) above will only constitute Cause if such conduct is not cured within 90 days after Participant’s receipt of written notice from the Company or the Board specifying the particulars of the conduct that may constitute Cause.

(e)                                  “Code” means the Internal Revenue Code of 1986, as amended.

(f)                                    “Committee” means a committee of one or more members of the Board appointed by the Board in accordance with subsection 3(c).

(g)                                 “Common Stock” means the common stock of the Company.

(h)                                 “Company” means Amylin Pharmaceuticals, Inc., a Delaware corporation.

(i)                                    “Consultant” means any person, including an advisor, whether an individual or an entity, (i) engaged by the Company or an Affiliate to render consulting or advisory services and who is compensated for such services or (ii) who is a member of the Board of Directors of an Affiliate and who is compensated for such services.  However, the term “Consultant” shall not include Directors who are not compensated by the Company for their services as Directors, and the payment of a director’s fee by the Company for services as a Director shall not cause a Director to be considered a “Consultant” for purposes of the Plan.

(j)                                    “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated.  A Participant’s Continuous Service shall not be deemed to have terminated by reason of a change in the capacity in which such Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which such Participant renders such service, provided that there is otherwise no interruption or termination of such Participant’s Continuous Service.  For example, a change in status from an Employee of the Company to a

Consultant of an Affiliate or a Director will not constitute an interruption of Continuous Service.  To the extent permitted by applicable laws, the Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal leave.

(k)                                “Covered Employee” means the chief executive officer and the four (4) other highest compensated officers of the Company for whom total compensation is required to be reported to stockholders under the Exchange Act, as determined for purposes of Section 162(m) of the Code.

(l)                                    “Designated Officer” means an executive officer of the Company who has been designated by the Company’s Compensation Committee as having the authority to approve the transfer of an Incentive Stock Option or the beneficial ownership of an Incentive Stock Option incident to divorce as provided in subsection 6(d).

(m)                              “Director” means a member of the Board of Directors of the Company.

(n)                                 “Disability” means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code.

(o)                                  “Effective Date” means the effective date of this Plan document, which is the date of the annual meeting of stockholders of the Company held in 2009 provided this Plan is approved by the Company’s stockholders at such meeting.

(p)                                  “Employee” means any person employed by the Company or an Affiliate.  A person shall not be deemed an Employee by reason of such person’s service as a Director and/or payments of director’s fees to such person.

(q)                                  “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(r)                                  “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i)                                    If the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in a source the Board deems reliable.

(ii)                                Unless otherwise provided by the Board, if there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(iii)                            In the absence of such markets for the Common Stock, the Fair Market Value shall be determined by the Board in good faith and in a manner that complies with Sections 409A and 422 of the Code.

(s)                                  “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(t)                                    “Non-Employee Director” means a Director who either (i) is not a current employee or Officer of the Company or its parent or a subsidiary, does not receive compensation (directly or indirectly) from the Company or its parent or a subsidiary for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction as to which disclosure would be required under Item 404(a) of Regulation S-K and is not engaged in a business relationship as to which disclosure would be required under Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

(u)                                 “Non-Employee Director Option” means a nonstatutory stock option granted pursuant to the Non-Employee Directors’ Plan.

(v)                                   “Non-Employee Directors’ Plan” means the Company’s 2003 Non-Employee Directors’ Stock Option Plan.

(w)                                “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(x)                                  “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(y)                                  “Option” means an Incentive Stock Option or a Nonstatutory Stock Option granted pursuant to the Plan or a Non-Employee Director Option.

(z)                                  “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an individual Option grant.  Each Option Agreement shall be subject to the terms and conditions of the Plan.

(aa)                            “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

(bb)                            “Outside Director” means a Director who either (i) is not a current employee of the Company or an “affiliated corporation” (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an “affiliated corporation” receiving compensation for prior services (other than benefits under a tax qualified pension plan), was not an officer of the Company or an “affiliated corporation” at any time and is not currently receiving direct or indirect remuneration from the Company or an “affiliated corporation” for services in any capacity other than as a Director or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.

(cc)                            “Participant” means a person to whom a Stock Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

(dd)                            “Plan” means this Amylin Pharmaceuticals, Inc. 2009 Equity Incentive Plan.

(ee)                            “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

(ff)                                “Securities Act” means the Securities Act of 1933, as amended.

(gg)                          “Stock Award” means any right granted under the Plan, including an Option and a restricted stock award.

(hh)                          “Stock Award Agreement” means a written agreement between the Company and a holder of a Stock Award evidencing the terms and conditions of an individual Stock Award grant.  Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

(ii)                                “Ten Percent Stockholder” means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates.

3.                                      ADMINISTRATION.

(a)                                  Administration by Board.  The Board shall administer the Plan unless and until the Board delegates administration to a Committee, as provided in subsection 3(c).

(b)                                  Powers of Board.  The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i)                                    To determine from time to time which of the persons eligible under the Plan shall be granted Stock Awards; when and how each Stock Award shall be granted; what type or combination of types of Stock Award shall be granted; the provisions of each Stock Award granted (which need not be identical), including the time or times when a person shall be permitted to receive Common Stock pursuant to a Stock Award; and the number of shares of Common Stock with respect to which a Stock Award shall be granted to each such person.

(ii)                                To construe and interpret the Plan and Stock Awards granted under it, and to establish, amend and revoke rules and regulations for its administration.  The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(iii)                            To amend the Plan or a Stock Award as provided in Section 12.

(iv)                               Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company which are not in conflict with the provisions of the Plan.

(c)                                  Delegation to Committee.

(i)                                    General.  The Board may delegate administration of the Plan to a Committee or Committees of one (1) or more members of the Board, and the term “Committee” shall apply to any person or persons to whom such authority has been delegated.  If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board.  The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

(ii)                                Committee Composition when Common Stock is Publicly Traded.  Notwithstanding any contrary provision of subparagraph 3(c)(i) of this Plan, at such time as the Common Stock is publicly traded, in the discretion of the Board, a Committee may consist solely of two or more Outside Directors, in accordance with Section 162(m) of the Code, and/or solely of two or more Non-Employee Directors, in accordance with Rule 16b-3.  Within the scope of such authority, the Board or the Committee may (1) delegate to a committee of one or more members of the Board who are not Outside Directors the authority to grant Stock Awards to eligible persons who are either (a) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Stock Award or (b) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code and/or (2) delegate to a committee of one or more members of the Board who are not Non-Employee Directors the authority to grant Stock Awards to eligible persons who are not then subject to Section 16 of the Exchange Act.

(d)                                  Effect of Board’s Decision.  All determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

4.                                      SHARES SUBJECT TO THE PLAN.

(a)                                  Share Reserve.  Subject to Section 11 relating to Capitalization Adjustments, the aggregate number of shares of Common Stock that may be issued pursuant to Stock Awards from and after the Effective Date shall not exceed twenty nine million thirty-one thousand two hundred sixty-seven (29,031,267) shares (the “Share Reserve”), which number is the sum of (i) the number of shares subject to the Prior Plan’s Available Reserve: three million eighty thousand four hundred forty-two (3,080,442) shares, (ii) an additional five million (5,000,000) new shares, plus (iii) an additional number of shares in an amount not to exceed twenty million nine hundred fifty thousand eight hundred twenty-five (20,950,825) shares (which number consists of the Returning Shares, if any, as such shares become available from time to time).  For clarity, the Share Reserve in this Section is a limitation on the number of shares of the Common Stock that may be issued pursuant to the Plan and does not limit the granting of Stock Awards.  Shares may be issued in connection with a merger or acquisition as permitted by, as applicable, NASDAQ Marketplace Rule 4350(i)(1)(A)(iii), NYSE Listed Company Manual Section 303A.08, AMEX Company Guide Section 711 or other applicable stock exchange rules, and such issuance shall

not reduce the number of shares available for issuance under the Plan.    Subject to Section 4(b), the number of shares of Common Stock available for issuance under the Plan shall be reduced by: (i) one (1) share for each share of Common Stock issued pursuant to an Option under the Plan, and (ii) one and fifty hundredths (1.50) of a share for each share of Common Stock issued pursuant to a restricted stock award under the Plan.

(b)                                  Reversion of Shares to the Share Reserve.  If any Stock Award shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, the shares of Common Stock not acquired under such Stock Award shall revert to and again become available for issuance under the Plan.  To the extent there is issued a share of Common Stock pursuant to a Stock Award that counted as one and fifty hundredths (1.50) of a share against the number of shares available for issuance under the Plan pursuant to Section 4(a) and such share of Common Stock again becomes available for issuance under the Plan pursuant to this Section 4(b), then the number of shares of Common Stock available for issuance under the Plan shall increase by one and fifty hundredths (1.50) of a share.

(c)                                  Source of Shares.  The shares of Common Stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

5.                                      ELIGIBILITY.

(a)                                  Eligibility for Specific Stock Awards.  Incentive Stock Options may be granted only to Employees.  Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants.

(b)                                  Ten Percent Stockholders.  A Ten Percent Stockholder shall not be granted an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock at the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

(c)                                  Section 162(m) Limitation.  Subject to the provisions of Section 11 relating to adjustments upon changes in the shares of Common Stock, no Employee shall be eligible to be granted Options covering more than one million (1,000,000) shares of Common Stock during any calendar year.

(d)                                  Consultants.  A Consultant shall not be eligible for the grant of a Stock Award if, at the time of grant, a Form S-8 Registration Statement under the Securities Act (“Form S-8”) is not available to register either the offer or the sale of the Company’s securities to such Consultant because of the nature of the services that the Consultant is providing to the Company, or because the Consultant is not a natural person, or as otherwise provided by the rules governing the use of Form S-8, unless the Company determines both (i) that such grant (A) shall be registered in another manner under the Securities Act (e.g., on a Form S-3 Registration Statement) or (B) does not require registration under the Securities Act in order to comply with the requirements of the Securities Act, if applicable, and (ii) that such grant complies with the securities laws of all other relevant jurisdictions.

6.                                      OPTION PROVISIONS.

Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate.  All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock purchased on exercise of each type of Option.  The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

(a)                                  Term.  Subject to the provisions of subsection 5(b) regarding the maximum term of Incentive Stock Options granted to Ten Percent Stockholders, no Incentive Stock Option or Nonstatutory Stock Option shall be exercisable after the expiration of seven (7) years from the date it was granted.

(b)                                  Minimum Exercise Price of an Option.  Subject to the provisions of subsection 5(b) regarding the minimum exercise price of Incentive Stock Options granted to Ten Percent Stockholders, the exercise price of each Incentive Stock Option and Nonstatutory Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted.  Notwithstanding the foregoing, an Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.(1)

(c)                                  Consideration.  The purchase price of Common Stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash at the time the Option is exercised or (ii) at the discretion of the Board at the time of the grant of the Option (or subsequently in the case of a Nonstatutory Stock Option) (1) by delivery to the Company of other Common Stock, (2) according to a deferred payment or other similar arrangement with the Optionholder or (3) in any other form of legal consideration that may be acceptable to the Board.  Unless otherwise specifically provided in the Option, the purchase price of Common Stock acquired pursuant to an Option that is paid by delivery to the Company of other Common Stock acquired, directly or indirectly from the Company, shall be paid only by shares of the Common Stock of the Company that have been held for more than six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes).  At any time that the Company is incorporated in Delaware, payment of the Common Stock’s “par value,” as defined in the Delaware General Corporation Law, shall not be made by deferred payment.

(1) Code Section 424(a) applies to the substitution of a new option for an old option, or an assumption of an old option, by an employer corporation or a parent or subsidiary of such corporation, by reason of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization, or liquidation if (1) the excess of the aggregate fair market value of the shares subject to the option immediately after the substitution or assumption over the aggregate option price of such shares is not more than the excess of the aggregate fair market value of all shares subject to the options immediately before such substitution or assumption over the aggregate option price of such shares; and (2) the new option or the assumption of the old option does not give the employee additional benefits which he or she did not have under the old option.

In the case of any deferred payment arrangement, interest shall be compounded at least annually and shall be charged at the market rate of interest necessary to avoid a charge to earnings for financial accounting purposes.

(d)                                  Transferability of an Incentive Stock Option.  Pursuant to provisions of the Code, an Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder.  Notwithstanding the foregoing, in the event of the Optionholder’s divorce, upon receipt of proof of such divorce, the Board in its discretion or a Designated Officer in his or her discretion may, but shall have no obligation to, amend the terms of an Incentive Stock Option to provide for either (i) the transfer of the beneficial ownership of all or a portion of the Incentive Stock Option to the Optionholder’s former spouse, or (ii) the transfer of all or a portion of the Incentive Stock Option to the Optionholder’s former spouse, provided that the transferred Option shall be deemed a Nonstatutory Stock Option to the extent required by applicable law.  In addition to the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

(e)                                  Transferability of a Nonstatutory Stock Option.  A Nonstatutory Stock Option shall be transferable to the extent provided in the Option Agreement.  If the Nonstatutory Stock Option does not provide for transferability, then the Nonstatutory Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder.  Notwithstanding the foregoing, in the event of the Optionholder’s divorce or legal separation, all or a portion of the Nonstatutory Stock Option shall be transferable upon receipt of proof of such divorce or legal separation and in accordance with the terms of such divorce or legal separation.  In addition to the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

(f)                                    Vesting Generally.  The total number of shares of Common Stock subject to an Option may, but need not, vest and therefore become exercisable in periodic installments that may, but need not, be equal.  The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Board may deem appropriate.  The vesting provisions of individual Options may vary.  The provisions of this subsection 6(f) are subject to any Option provisions governing the minimum number of shares of Common Stock as to which an Option may be exercised.

(g)                                 Termination of Continuous Service.  Subject to Section 6(h), in the event an Optionholder’s Continuous Service terminates (other than upon the Optionholder’s death or Disability), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination) but only within such period of time as is determined by the Board and specified in the Option Agreement (but in no event later than the expiration of the maximum term of such Option as set forth in the Option Agreement).  In the case of an Incentive Stock Option, to the extent the Board intends that the Option remain an Incentive Stock Option, such period of time shall not exceed three (3) months from the date of termination.  If, after termination, the Optionholder does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate.

(h)                                 Termination of Continuous Service due to Retirement.  Notwithstanding anything to the contrary set forth herein, unless otherwise provided in the Option Agreement, in the event that an Optionholder’s Continuous Service terminates without Cause or because of Oprtionholder’s Disability or death, in any such case at a time when such Optionholder is age 55 or older and has completed at least five (5) years of Continuous Service with the Company, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination) for a period of five (5) years from the date of termination (but in no event later than the expiration of the maximum term of such Option as set forth in the Option Agreement).

(i)                                    Extension of Termination Date.  An Optionholder’s Option Agreement may also provide that if the exercise of the Option following the termination of the Optionholder’s Continuous Service (other than upon the Optionholder’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option set forth in the Option Agreement or (ii) the expiration of a period of three (3) months after the termination of the Optionholder’s Continuous Service during which the exercise of the Option would not be in violation of such registration requirements.

(j)                                    Disability of Optionholder.  Subject to Section 6(h), in the event that an Optionholder’s Continuous Service terminates as a result of the Optionholder’s Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination (or such longer or shorter period specified in the Option Agreement) or (ii) the expiration of the term of the Option as set forth in the Option Agreement.  If, after termination, the Optionholder does not exercise his or her Option within the time specified herein, the Option shall terminate.

(k)                                Death of Optionholder.  Subject to Section 6(h), in the event (i) an Optionholder’s Continuous Service terminates as a result of the Optionholder’s death or (ii) the Optionholder dies within the period (if any) specified in the Option Agreement after the termination of the Optionholder’s Continuous Service for a reason other than death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise such Option as of the date of death) by the Optionholder’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the Option upon the Optionholder’s death pursuant to subsection 6(d) or 6(e), but only within the period ending on the earlier of (1) the date twelve (12) months following the date of death (or such longer or shorter period specified in the Option Agreement) or (2) the expiration of the term of such Option as set forth in the Option Agreement.  If, after death, the Option is not exercised within the time specified herein, the Option shall terminate.

(l)                                    Early Exercise.  The Option may, but need not, include a provision whereby the Optionholder may elect at any time before the Optionholder’s Continuous Service terminates to exercise the Option as to any part or all of the shares of Common Stock subject to the Option prior to the full vesting of the Option.  Any unvested shares of Common Stock so purchased may be subject to a repurchase option in favor of the Company or to any other restriction the Board determines to be appropriate.

7.                                      PROVISIONS OF RESTRICTED STOCK AWARDS.

Each restricted stock award agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate.  The terms and conditions of the restricted stock award agreements may change from time to time, and the terms and conditions of separate restricted stock award agreements need not be identical, but each restricted stock award agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(a)                                  Consideration.  A restricted stock award may be granted in consideration for past or future services rendered to the Company or an Affiliate for its benefit.

(b)                                  Vesting.  Shares of Common Stock acquired under the restricted stock award agreement may, but need not, be subject to a share reacquisition option in favor of the Company in accordance with a vesting schedule to be determined by the Board.

(c)                                  Termination of Participant’s Continuous Service.  In the event a Participant’s Continuous Service terminates, the Company may reacquire any or all of the shares of Common Stock held by the Participant which have not vested as of the date of termination under the terms of the restricted stock award agreement.

(d)                                  Transferability.  Shares of Common Stock issued pursuant to the restricted stock award shall be transferable by the Participant only upon such terms and conditions as are set forth in the restricted stock award agreement, as the Board shall determine in its discretion, so long as Common Stock awarded under the restricted stock award agreement remains subject to the Company’s reacquisition right under the terms of the restricted stock award agreement.

8.                                      COVENANTS OF THE COMPANY.

(a)                                  Availability of Shares.  During the terms of the Stock Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Stock Awards.

(b)                                  Securities Law Compliance.  The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, the Non-Employee Directors’ Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award.  If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Stock Awards unless and until such authority is obtained.

(c)                                  Cancellation and Re-Grant of Options.  The Board shall not have the authority to effect, at any time, without stockholder approval, either (1) the repricing of any outstanding Options under the Plan and/or (2) the cancellation of any outstanding Options under the Plan and the grant in substitution therefor of new Options under the Plan covering the same or different numbers of shares of Common Stock.

9.                                      USE OF PROCEEDS FROM STOCK.

Proceeds from the sale of Common Stock pursuant to Stock Awards shall constitute general funds of the Company.

10.                               MISCELLANEOUS.

(a)                                  Acceleration of Exercisability and Vesting.  The Board shall have the power to accelerate the time at which a Stock Award may first be exercised or the time during which a Stock Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Stock Award stating the time at which it may first be exercised or the time during which it will vest.

(b)                                  Stockholder Rights.  No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Stock Award unless and until such Participant has satisfied all requirements for exercise of the Stock Award pursuant to its terms.

(c)                                  No Employment or other Service Rights.  Nothing in the Plan or any instrument executed or Stock Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Stock Award was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate or (iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

(d)                                  Incentive Stock Option $100,000 Limitation.  To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and its Affiliates) exceeds one hundred thousand dollars ($100,000), the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options.

(e)                                  Investment Assurances.  The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Stock Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the

Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Stock Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock.  The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (1) the issuance of the shares of Common Stock upon the exercise or acquisition of Common Stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act or (2) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws.  The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

(f)                                    Withholding Obligations.  To the extent provided by the terms of a Stock Award Agreement, the Participant may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of Common Stock under a Stock Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means:  (i) tendering a cash payment; (ii) authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable to the Participant as a result of the exercise or acquisition of Common Stock under the Stock Award, provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law; or (iii) delivering to the Company owned and unencumbered shares of Common Stock.

(g)                                 Transferability of Stock Awards for Value or Consideration.  Notwithstanding anything to the contrary set forth herein, Participants may not transfer Stock Awards for value or consideration pursuant to the provisions of subsections 6(d), 6(e) or 7(d) of the Plan without the prior approval of the Company’s stockholders.

11.                               ADJUSTMENTS UPON CHANGES IN STOCK.

(a)                                  Capitalization Adjustments.  If any change is made in the Common Stock subject to the Plan, or subject to any Stock Award, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan will be appropriately adjusted in the class(es) and maximum number of securities subject to the Plan pursuant to subsection 4(a) and the maximum number of securities subject to Option grants to any Employee pursuant to subsection 5(c), and the outstanding Stock Awards will be appropriately adjusted in the class(es) and number of securities and price per share of Common Stock subject to such outstanding Stock Awards.  The Board shall make such adjustments, and its determination shall be final, binding and conclusive.  (The conversion of any convertible securities of the Company shall not be treated as a transaction “without receipt of consideration” by the Company.)

(b)                                  Dissolution or Liquidation.  In the event of a dissolution or liquidation of the Company, then all outstanding Stock Awards shall terminate immediately prior to such event.

(c)                                  Asset Sale, Merger, Consolidation or Reverse Merger.  In the event of (i) a sale, lease or other disposition of all or substantially all of the assets of the Company, (ii) a merger or consolidation in which the Company is not the surviving corporation or (iii) a reverse merger in which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise (individually, a “Corporate Transaction”), then any surviving corporation or acquiring corporation shall assume any Stock Awards outstanding under the Plan or shall substitute similar stock awards (including an award to acquire the same consideration paid to the stockholders in the Corporate Transaction for those outstanding under the Plan).  In the event any surviving corporation or acquiring corporation refuses to assume such Stock Awards or to substitute similar stock awards for those outstanding under the Plan, then with respect to Stock Awards held by Participants whose Continuous Service has not terminated, the vesting of such Stock Awards (and, if applicable, the time during which such Stock Awards may be exercised) shall be accelerated in full, and the Stock Awards shall terminate if not exercised (if applicable) at or prior to the Corporate Transaction.  With respect to any other Stock Awards outstanding under the Plan, such Stock Awards shall terminate if not exercised (if applicable) prior to the Corporate Transaction.

12.                               AMENDMENT OF THE PLAN AND STOCK AWARDS.

(a)                                  Amendment of Plan.  The Board at any time, and from time to time, may amend the Plan.  However, except as provided in Section 11 relating to adjustments upon changes in Common Stock, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary to satisfy the requirements of Section 422 of the Code, Rule 16b-3 or any Nasdaq or securities exchange listing requirements.

(b)                                  Stockholder Approval.  The Board may, in its sole discretion, submit any other amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to certain executive officers.

(c)                                  Contemplated Amendments.  It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith.

(d)                                  No Impairment of Rights.  Rights under any Stock Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.

(e)                                  Amendment of Stock Awards.  Subject to the restrictions of subsection 8(c), the Board at any time, and from time to time, may amend the terms of any one or more Stock

Awards; provided, however, that the rights under any Stock Award shall not be impaired by any such amendment unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.

13.                               TERMINATION OR SUSPENSION OF THE PLAN.

(a)                                  Plan Term.  The Board may suspend or terminate the Plan at any time.  Unless sooner terminated, the Plan shall terminate on the day before the tenth (10th) anniversary of the date the Plan is adopted by the Board or approved by the stockholders of the Company, whichever is earlier.  No Stock Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

(b)                                  No Impairment of Rights.  Suspension or termination of the Plan shall not impair rights and obligations under any Stock Award granted while the Plan is in effect except with the written consent of the Participant.

14.                               EFFECTIVE DATE OF PLAN.

The Plan shall become effective on the Effective Date.

15.                               CHOICE OF LAW.

The law of the State of California shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state’s conflict of laws rules.